                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              M & F WORLDWIDE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [x]     No fee required.
      [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.
      (1)     Title of each class of securities to which transaction applies:
      --------------------------------------------------------------------------
      (2)     Aggregate number of securities to which transaction applies:
      --------------------------------------------------------------------------
      (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      --------------------------------------------------------------------------
      (4)     Proposed maximum aggregate value of transaction:
      --------------------------------------------------------------------------
      (5)     Total fee paid:
      --------------------------------------------------------------------------
      [ ]     Fee paid previously with preliminary materials.
      --------------------------------------------------------------------------
      [ ]     Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the
              offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
      --------------------------------------------------------------------------
      (1)     Amount Previously Paid:
      --------------------------------------------------------------------------
      (2)     Form, Schedule or Registration Statement No.:
      --------------------------------------------------------------------------
      (3)     Filing Party:
      --------------------------------------------------------------------------
      (4)     Date Filed:
      --------------------------------------------------------------------------

                              M & F WORLDWIDE CORP.
                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                TEL: 212-572-8600





                                        April 2, 2003



To Our Stockholders:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of M & F Worldwide Corp. to be held at the offices of the Company's wholly-owned subsidiary, Mafco Worldwide Corp., Third Street & Jefferson Avenue, Camden, New Jersey on Thursday, May 22, 2003, at 2:00 p.m. local time.

         The business of the meeting will be to elect directors for 2003. Information on this matter can be found in the accompanying Proxy Statement.

         While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.


                                        Sincerely,


                                        Howard Gittis
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                              M & F WORLDWIDE CORP.
                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                TEL: 212-572-8600



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of M & F Worldwide Corp.:

         Notice is hereby given that the 2003 Annual Meeting of Stockholders of M & F Worldwide Corp., a Delaware corporation (the "Company"), will be held on the 22nd day of May 2003 at 2:00 p.m., local time, at the offices of the Company's wholly-owned subsidiary, Mafco Worldwide Corp., Third Street & Jefferson Avenue, Camden, New Jersey for the following purposes:

         1. To elect the nominees for the Board of Directors of the Company to serve until the annual meeting in 2006 and until such directors' successors are duly elected and shall have qualified.

         2. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on March 24, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 35 East 62nd Street, New York, New York 10021, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.


                                    By Order of the Board of Directors


                                    M & F WORLDWIDE CORP.


April 2, 2003


                 PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
                  PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
                   THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
                         IN ACCORDANCE WITH YOUR WISHES.

                              M & F WORLDWIDE CORP.

                               -------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003


                               -------------------


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of M & F Worldwide Corp., a Delaware corporation (the "Company"), of proxies to be voted at the 2003 Annual Meeting of Stockholders to be held on the 22nd day of May 2003 at 2:00 p.m., local time, at the offices of the Company's wholly-owned subsidiary, Mafco Worldwide Corp., Third Street & Jefferson Avenue, Camden, New Jersey and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 2, 2003.

         At the Annual Meeting, the Company's stockholders will be asked (1) to elect the following persons as directors of the Company until the Company's annual meeting in 2006 and until such directors' successors are duly elected and shall have qualified: Rosanne F. Coppola, Howard Gittis, and Paul M. Meister; and (2) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 35 East 62nd Street, New York, New York 10021 and the telephone number is 212-572-8600.

SOLICITATION AND VOTING OF PROXIES; REVOCATION

         All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement. The submission of a signed proxy will not affect a stockholder's right to attend, or vote in person at, the Annual Meeting. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 35 East 62nd Street, New York, New York 10021, Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

         Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") at the close of business on the Record Date were entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 18,121,271 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non-votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. With respect to all matters considered at the Annual Meeting (other than the election of directors), an abstention (or broker non-vote) has the same effect as a vote against the proposal. Abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote.

         The affirmative vote of a plurality of the votes cast is required to elect the nominees for the Board of Directors of the Company.

         Mafco Consolidated Group Inc. ("Mafco Consolidated"), which beneficially owns 6,648,800 shares of the outstanding Common Stock, which is approximately 36.7% of the outstanding Common Stock as of the Record Date, has informed the Company of its intention to vote its shares of Common Stock FOR the election to the Board of Directors of the nominees for director identified in this Proxy Statement. Mafco Consolidated is wholly owned by Mafco Holdings Inc. ("Mafco Holdings"), the sole stockholder of which is Ronald O. Perelman, Chairman of the Executive Committee of the Board of Directors of the Company. Based on the foregoing, the affirmative vote of holders of 2,411,836 additional shares of Common Stock (representing approximately 13.3% of the shares of Common Stock currently outstanding) would be required (assuming all shares of Common Stock are voting at the meeting) to constitute a quorum and elect the director nominees.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors consists of Ronald O. Perelman, Philip E. Beekman, Jaymie A. Durnan, Theo W. Folz, Howard Gittis, J. Eric Hanson, Ed Gregory Hookstratten, Paul M. Meister, Bruce Slovin and Stephen G. Taub. The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided as evenly as possible into three classes.

         The Board of Directors has nominated Rosanne F. Coppola and Messrs. Gittis and Meister for election as directors at the Annual Meeting to serve until the annual meeting in 2006. Messrs. Gittis and Meister are currently members of the Board of Directors whose terms expire at the Annual Meeting; Ms. Coppola previously has not served as a Director of the Company. Except as herein stated, the proxies solicited hereby will be voted FOR their election. The Board of Directors has been informed that Ms. Coppola and Messrs. Gittis and

Meister are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

         Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

DIRECTORS AND DIRECTOR NOMINEES

         The name, age (as of April 2, 2003), principal occupation, selected biographical information and period of service as a director of the Company of each director and director nominee are set forth hereafter.

         RONALD O. PERELMAN (60) has been a director and Chairman of the Executive Committee of the Board of Directors since 1995 and was Chairman of the Board of the Company from 1995 to 1997. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of Mafco Holdings and MacAndrews & Forbes Holdings Inc. (together with Mafco Holdings, "MacAndrews & Forbes"), which are diversified holding companies, and various affiliates since 1980. Mr. Perelman also is Chairman of the Board of Panavision Inc. ("Panavision"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman also is a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):
Panavision, Revlon Products, Revlon, and REV Holdings LLC. Mr. Perelman's term as a director of the Company expires in 2004.

         PHILIP E. BEEKMAN (71) has been a director of the Company since 2003. Mr. Beekman has been President of Owl Hollow Enterprises for more than the past five years. From 1986 to 1994 Mr. Beekman was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc., from 1977 to 1986 he was President and Chief Operating Officer of Seagram Company Limited and from 1973 to 1976 he was President of Colgate Palmolive Co. International. Mr. Beekman also is a director of the following corporations which file reports pursuant to the Exchange Act:
The General Chemical Group Inc., The Kendle Company, Linens 'N Things Inc. and Panavision. On March 27, 2003, Lance Liebman resigned from the Board of Directors and Philip E. Beekman was appointed to serve on the Board of Directors, the Audit Committee and the Compensation Committee for the remainder of Mr. Liebman's term.

         ROSANNE F. COPPOLA (52) is a nominee for election with a term expiring in 2006. Ms. Coppola was Divisional Executive, Global Loans from 1994 to 1998 and Business Head, Institutional Recovery Management from 1990 to 1994 of Citicorp. She also was Business Head, Leveraged Capital Division from 1985 to 1990 and Senior Transactor from 1978 to 1985 of Citicorp Industrial Credit, Inc. Ms. Coppola also was a Senior Credit Officer as well as a Senior Securities Officer.

         JAYMIE A. DURNAN (49) has been a director of the Company since 1995. Mr. Durnan has been the Special Assistant and Chief of Staff to the Deputy Secretary of Defense since 2001. Prior to that, Mr. Durnan was a private equity investor with Radius Capital Partners, LLC. He was Senior Vice President of MacAndrews & Forbes and various affiliates from 1996 to 1999, Vice President of MacAndrews & Forbes and various affiliates from 1992 to 1996 and Special Counsel to the Chairman of MacAndrews & Forbes from 1992 to 1999. Mr. Durnan was an attorney with the law firm of Marks & Murase from 1990 to 1992 and a United States Navy officer from 1975 to 1990. Mr. Durnan's term as a director of the Company expires in 2005.

         THEO W. FOLZ (59) has been a director of the Company since 1996. He served as President and Chief Executive Officer from 1996 to 1999 and as Chairman of the Board from 1997 to 1999. Mr. Folz has been President and Chief Executive Officer of Consolidated Cigar Corporation and its successor company Altadis U.S.A., a leading manufacturer of cigars, pipe tobacco and smokers' accessories, since 1984. Mr. Folz's term as a director of the Company expires in 2004.

         HOWARD GITTIS (69) has been a director of the Company since 1995. He has served as Chairman of the Board, President and Chief Executive Officer since 2000. Mr. Gittis has been Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes and various affiliates since 1985. Mr. Gittis also is a director of the following corporations which file reports pursuant to the Exchange Act: Jones Apparel Group, Inc., Loral Space & Communications Ltd., Revlon Products, Revlon and REV Holdings LLC. Mr. Gittis' term as a director of the Company expires in 2003.

         PAUL M. MEISTER (50) has been a director of the Company since 1995.
Mr. Meister has been Executive Vice President and Vice Chairman of the Board of Fisher Scientific International, Inc. (scientific instruments, equipment and supplies) ("Fisher") since March 2001 and was Executive Vice President, Vice Chairman and Chief Financial Officer from March 1998 to March 2001. Mr. Meister was Senior Vice President-Chief Financial Officer of Fisher from 1991 to 1998, was Senior Vice President of Abex, Inc. from 1992 to 1995 and Managing Director-Chief Financial Officer of The Henley Group Inc. from 1990 to 1992. Mr. Meister is a director of the following corporations which file reports pursuant to the Exchange Act: Fisher, The General Chemical Group, Inc., GenTek Inc., Minerals Technologies, Inc. and National Waterworks, Inc. Mr. Meister's term as a director of the Company expires in 2003.

         BRUCE SLOVIN (67) has been a director of the Company since 1995 and was an executive officer of MacAndrews & Forbes and various affiliates from 1980 to 2000. Mr. Slovin is a director of the following corporations which file reports pursuant to the Exchange Act: Cantel Industries and Daxor Corp. Mr. Slovin's term as a director of the Company expires in 2004.

         STEPHEN G. TAUB (51) has been a director of the Company since 1998. Mr. Taub was elected President and Chief Executive Officer of Mafco Worldwide Corporation ("Mafco Worldwide") in 1999 and served as President and Chief Operating Officer of Mafco Worldwide from 1993 to 1999. Mr. Taub was elected Senior Vice President in 1987 and his responsibilities included the manufacturing, botanical and spice operations of Mafco Worldwide, as well as product marketing to the confectionery and pharmaceutical industries in Western Europe. Mr. Taub joined Mafco Worldwide in 1975 as an Industrial Engineer and in 1982 became Vice President of Manufacturing. Mr. Taub's term as a director of the Company expires in 2005.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee; it does not have a Nominating Committee.

         The Executive Committee consists of Messrs. Perelman, Folz and Gittis. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, which consisted of Messrs. Hookstratten, Liebman and Meister during fiscal year 2002, engages the Company's independent auditors, approves the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls, reviews changes in accounting policy and approves the nature, scope and amount of non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, which consisted of Messrs. Gittis, Hookstratten and Liebman during fiscal year 2002, approves compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee considers and awards options to purchase shares of Common Stock pursuant to the Company's stock option plans. It is anticipated that prior to the Annual Meeting Ed Gregory Hookstratten will resign from the Board of Directors, the Audit Committee and the Compensation Committee, at which point the Board of Directors will be reduced to nine directors. It is also anticipated that after the Annual Meeting Ms. Coppola will be appointed to serve on the Audit Committee and Compensation Committee.

         During 2002, the Board of Directors held 12 meetings, the Audit Committee held 7 meetings and the Compensation Committee held one meeting. During 2002, the Executive Committee of the Board of Directors acted five times by unanimous written consent.

COMPENSATION OF DIRECTORS

         Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $35,000 retainer fee, payable in monthly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

         Effective April 1, 2003, in recognition of the increased requirements of the Audit Committee, members of the Audit Committee are paid an annual Audit Committee retainer fee of $10,000 per annum, in addition to any annual retainer fee for board members, and a per meeting fee of $1,500.

EXECUTIVE OFFICERS

         The following table sets forth as of the date hereof the executive officers of the Company and the Chief Executive Officer and Chief Financial Officer of Pneumo Abex Corporation ("Pneumo Abex"), which operates the Company's licorice and flavors business under the name Mafco Worldwide Corporation.


NAME                                                 POSITION
----                                                 --------
Howard Gittis              Chairman, President and Chief Executive Officer
Barry F. Schwartz          Executive Vice President and General Counsel
Todd J. Slotkin            Executive Vice President and Chief Financial Officer
Stephen G. Taub            President and Chief Executive Officer of Mafco Worldwide
Peter W. Grace             Senior Vice President-Finance, Treasurer and Secretary
                           of Mafco Worldwide

         For biographical information about Messrs. Gittis and Taub, see "Directors and Director Nominees."

         BARRY F. SCHWARTZ (53) has been Executive Vice President and General Counsel of the Company since 1996. He has been Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993.

         TODD J. SLOTKIN (50) has been Executive Vice President and Chief Financial Officer of the Company since 1999. He has been Executive Vice President and Chief Financial Officer of MacAndrews & Forbes and various affiliates since 1999 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1992 to 1999. Prior to 1992, Mr. Slotkin was Senior Managing Director and Senior Credit Officer of Citicorp.

         PETER W. GRACE (58) has been Senior Vice President-Finance of Mafco Worldwide since 1993. Mr. Grace joined Mafco Worldwide in 1978 as Controller and was elected Vice President in 1982, responsible for all domestic and international accounting, treasury and MIS functions.

EXECUTIVE COMPENSATION

         The compensation paid to the Company's Chief Executive Officer and the Chief Executive Officer and Chief Financial Officer of Mafco Worldwide for all services rendered during each of the three years ended December 31, 2000, 2001 and 2002 is set forth in the following Summary Compensation Table.


                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-
                                                                                     TERM
                                                                                 COMPENSATION
                                                ANNUAL COMPENSATION                 AWARDS
                              -------------------------------------------------  ------------  --------------
                                                                                  Number of
                                                                       Other      Securities         All
                                                                       Annual     Underlying        Other
  Name and                                                          Compensation   Options/         Compen-
  Principal Position           Year    Salary ($)(a)   Bonus ($)(a)    ($)          SARs(#)       sation ($)
  ------------------           ----    -------------   ------------    ---          -------       ----------
  Howard Gittis                2002          0              0           0              0              0
  President and Chief          2001          0              0           0              0              0
  Executive Officer            2000          0              0           0              0              0

  Stephen G. Taub(b)           2002       735,000        918,750        0           250,000         10,054
  President and Chief          2001       685,000        753,500        0              0            7,986
  Executive Officer of         2000       640,000        672,000        0              0            12,057
  Mafco Worldwide

  Peter W. Grace (b)           2002       201,000        251,250        0           35,000          6,665
  Senior Vice President-       2001       196,000        215,000        0              0            8,877
  Finance of Mafco Worldwide   2000       192,000        201,600        0              0            6,428


(a) Includes salary and bonus paid or accrued during the year indicated. Messrs. Schwartz and Slotkin, like Mr. Gittis, receive no compensation, directly or indirectly, from the Company. However, in accordance with Staff Accounting Bulletin 79 "Accounting for Expenses and Liabilities Paid by Principal Stockholder(s)," the value of the services devoted by Messrs. Gittis, Schwartz and Slotkin to the affairs of the Company during 2002 in the amount of $1.5 million is reflected in the consolidated financial statements of the Company as compensation expense and a corresponding increase to paid-in-capital.

(b) The amounts reported for Messrs. Taub and Grace under All Other Compensation represent the costs associated with life and disability insurance reimbursements, supplemental medical and dental expense benefits and matching contributions by Mafco Worldwide under its 401(k) plan.

STOCK OPTION TRANSACTIONS IN 2002

         The following table shows, for 2002, the number of options to acquire the Company's Common Stock granted to executive officers named in the Summary Compensation Table:


------------------------------------------------------------------------------- ---------------------------- --------------

                                                                                Potential realizable value    Alternative
                                                                                at assumed annual rates of    to (f) And
                                                                                 stock price appreciation     (g): Grant
                              Individual grants                                       for option term         date value
------------------------------------------------------------------------------- ---------------------------- --------------
Name                                    Percent of
                                          total
                          Number of      options/
                          Securities       SARs
                          underlying    granted to    Exercise
                           option/      employees      or base                                                Grant date
                             SARs       in fiscal       price      Expiration                                   present
                         granted (#)       year        ($/Sh)         date         5% ($)        10% ($)       value ($)
------------------------ ------------- ------------- ------------ ------------- -------------- ------------- --------------
          (a)                (b)           (c)           (d)          (e)            (f)           (g)            (h)
------------------------ ------------- ------------- ------------ ------------- -------------- ------------- --------------
Stephen G. Taub            250,000        53.8%         $2.85       3/20/12       $449,000      $1,135,500     $472,500
------------------------ ------------- ------------- ------------ ------------- -------------- ------------- --------------
Peter W. Grace              35,000         7.5%         $2.85       3/20/12        $62,700       $159,000       $66,150
------------------------ ------------- ------------- ------------ ------------- -------------- ------------- --------------


         AGGREGATED OPTION/SAR EXERCISES IN 2002 AND YEAR END 2002 OPTION/SAR VALUES

         The following table shows, for 2002, the number of options to acquire the Company's Common Stock exercised and the 2002 year-end value of the options held by the executive officers named in the Summary Compensation Table:

                                                                      Number of Shares
                                                                        Underlying               Value of Unexercised
                                                                        Unexercised                  In-the-Money
                                                                      Options/SARs at              Options/SARs at
                            Shares Acquired           Value               Year End                      Year End
          Name               on Exercise (#)      Realized ($)   Exercisable/Unexercisable     Exercisable/Unexercisable
          ----              ---------------       ------------   -------------------------     -------------------------
        Howard Gittis              0                    0                  0/0                           0/0
        Stephen G. Taub            0                    0            433,333/166,667                 $212,499/425,001
        Peter W. Grace             0                    0             81,666/23,334                   $29,748/59,502


EQUITY COMPENSATION AT YEAR END 2002

         The following table shows, at December 31, 2002, the number of shares of Common Stock to be issued upon exercise of outstanding stock options, warrants and rights; the weighted average exercise price; and the number of shares of Common Stock remaining available for future issuance under the Company's stock option plans.


----------------------------- --------------------------- --------------------------- ---------------------------
                                         (a)                         (b)                         (c)
----------------------------- --------------------------- --------------------------- ---------------------------
Plan category                  Number of securities to    Weighted-average exercise      Number of securities
                               be issued upon exercise       price of outstanding      remaining available for
                               of outstanding options,      options, warrants and       future issuance under
                                 warrants and rights                rights            equity compensation plans
                                                                                        (excluding securities
                                                                                       reflected in column (a))
----------------------------- --------------------------- --------------------------- ---------------------------
Equity   compensation  plans          3,013,334                $6.126 per share                480,000
approved by security holders
----------------------------- --------------------------- --------------------------- ---------------------------
Equity   compensation  plans             -0-                         -0-                         -0-
not   approved  by  security
holders
----------------------------- --------------------------- --------------------------- ---------------------------
Total                                 3,013,334                     $6.126                     480,000
----------------------------- --------------------------- --------------------------- ---------------------------

                          REPORT OF THE AUDIT COMMITTEE

         During fiscal year 2002, the Audit Committee was comprised of Messrs. Hookstratten, Liebman and Meister, who were "independent" as such term is defined in the relevant portion of the listing standards of the New York Stock Exchange. The overall responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. The Committee has the responsibility to evaluate the independent auditors, engage them and, if appropriate, engage their replacement. The Committee must discuss with the auditors the scope and plan for the audit; when appropriate, approve the plan for the audit; and discuss with both the auditors and management the adequacy and effectiveness of the Company's financial and accounting controls. The Committee also reviews with both management and the auditors the Company's quarterly and annual financial statements; it passes upon the quality of accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements. The Committee also approves the nature, scope and amount of non-audit services which may be preformed by the Company's independent auditors.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board (the "ISB"). The ISB was created jointly by the Securities and Exchange Commission (the "SEC") and the American Institute of Certified Public Accountants as the standards-setting body to provide leadership in improving independence requirements for auditors from their audit clients.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit of the Company's financial statements and it approved the audit plan. It met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee considered whether any non-audit services provided to the Company by Ernst & Young LLP were compatible with maintaining the auditors' independence from management and the Company. The Committee approved the non-audit services expected to be provided to the Company in 2003 by Ernst & Young LLP.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2002 for filing with the SEC.

                                    THE AUDIT COMMITTEE

                                    Paul M. Meister, Chairman
                                    Ed Gregory Hookstratten
                                    Lance Liebman*

* Mr. Liebman was a member of the Audit Committee through March 27, 2003. As a member of the Audit Committee, Mr. Liebman reviewed and approved the Report of the Audit Committee.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         During fiscal year 2002, the Compensation Committee was comprised of Messrs. Gittis, Hookstratten and Liebman. The Compensation Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees, including Mafco Worldwide. In accordance with rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

         COMPENSATION POLICIES. The overall objectives of the Company's compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to maximize the link between executive and stockholder interests through a stock option plan and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive's compensation to performance.

         The key elements of the Company's compensation program consist of fixed compensation in the form of base salary, and variable compensation in the forms of annual incentive compensation and stock option awards. An executive officer's annual base salary represents the fixed component of such executive officer's total compensation, and variable compensation is intended to comprise a substantial portion of an executive's total annual compensation. The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below.

         BASE SALARIES. Base salaries for executive officers are determined based upon the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

         Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, as well as financial results of the business. The Compensation Committee takes into account the effect any corporate transactions that have been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

         ANNUAL INCENTIVE COMPENSATION AWARDS. The variable compensation payable annually to executive officers generally consists principally of annual incentive compensation awards. Annual incentive compensation is payable pursuant to contractual provisions with certain executives which provide eligibility to receive bonuses under Mafco Worldwide's Performance Bonus Plan. Under the Performance Bonus Plan, the participants are eligible to receive annual performance bonus awards based upon achievement of performance goals established by the Compensation Committee and set forth in their respective employment agreements. Performance goals under the Performance Bonus Plan are based upon the achievement of EBITDA goals set forth in Mafco Worldwide's business plan during each calendar year. The payments under the Performance Bonus Plan may not exceed $1,000,000 with respect to any participant in any calendar year and shall not be made unless the Compensation Committee certifies that the performance goals with respect to the applicable year have been met. The annual incentive compensation earned by the executives with respect to 2002 was determined in accordance with such provisions. In addition, executive officers of the Company may be awarded discretionary bonuses by the Compensation Committee.

         OTHER INCENTIVE COMPENSATION AWARDS. The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to the market price of the Common Stock at the time of the grant. The options therefore do not have any value to the executive unless the market price of the Common Stock rises. The Compensation Committee believes that these stock options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Gittis has served as Chief Executive Officer of the Company since December 7, 2000. Since that date he has received no compensation, directly or indirectly, from the Company.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Compensation Committee attempts to ensure full deductibility of compensation in light of the limitation on the deductibility of certain compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Performance Bonus Plan and the Company's stock option plans, described elsewhere in this Proxy Statement, are designed so as to cause stock options and bonuses granted thereunder to be exempt from the limitations contained in such Section 162(m).

                                    THE COMPENSATION COMMITTEE

                                    Howard Gittis, Chairman
                                    Ed Gregory Hookstratten
                                    Lance Liebman*

* Mr. Liebman was a member of the Compensation Committee through March 27, 2003. As a member of the Compensation Committee, Mr. Liebman reviewed and approved the Report of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 2002, the Compensation Committee consisted of Howard Gittis who is a non-employee officer of the Company, and Ed Gregory Hookstratten and Lance Liebman, neither of whom is an officer or employee of the Company or its subsidiaries.

EXECUTIVE EMPLOYMENT ARRANGEMENTS

         Messrs. Gittis, Schwartz and Slotkin have no employment agreement with the Company and each serves at the pleasure of the Board of Directors. They receive no compensation, directly or indirectly, from the Company.

         The Chief Executive Officer and Chief Financial Officer of Mafco Worldwide are parties to employment agreements with the operating subsidiary. The following is a description of certain terms of such agreements.

         Mr. Taub has an employment agreement with Mafco Worldwide which provides for his employment as President and Chief Executive Officer commencing on August 1, 2001 through July 31, 2006. Mafco Worldwide has the right at any time to give written notice of the non-renewal of the employment term. Upon the giving of such notice, the employment term is automatically extended so that it ends five years after the last day of the month in which the notice was given. The employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, although in no event will the term extend beyond May 25, 2016. Mr. Taub will be paid an annual base salary of not less than $685,000, subject to increase at the discretion of Mafco Worldwide. In addition, Mr. Taub may earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to his participation in the Mafco Worldwide Performance Bonus Plan as set forth in his employment agreement. In the event of a breach of the agreement by Mafco Worldwide, Mr. Taub is entitled to terminate the employment agreement; in that event or in the event that Mafco Worldwide terminates the agreement other than for cause or Mr. Taub's disability, Mr. Taub is generally entitled to receive payment of base salary and bonus and the continuation of benefits for five years, offset by any other compensation Mr. Taub earns during this period. If Mafco Worldwide terminates Mr. Taub's employment for cause, or as a result of his materially breaching the agreement, the agreement provides that Mr. Taub is to be paid through the date of termination only.

         Mafco Worldwide also entered into an employment agreement with Mr. Grace which provides for him to be employed commencing on August 1, 2000 through December 31, 2003. At any time on or after December 31, 2002, Mafco Worldwide has the right to give notice of the non-renewal of the employment term. Upon the giving of such notice the employment term is automatically extended so that it ends twelve months after the last day of the month in which the notice was given. From and after December 31, 2003 the employment term is extended on a day-to-day basis until Mafco Worldwide gives notice of non-renewal, as described above. Mr. Grace will be paid an annual base salary of not less than $192,000, subject to increase at the discretion of Mafco Worldwide. In addition, Mr. Grace may earn a performance bonus of up to 150% of base salary, subject to an annual maximum of $1 million, pursuant to his participation in the Mafco Worldwide Performance Bonus Plan as set forth in his employment agreement. In the event of a breach of an agreement by Mafco Worldwide, Mr. Grace is entitled to terminate his employment agreement; in that event or in the event that Mafco Worldwide terminates an agreement other than for cause or disability, the executive is generally entitled to receive payment of base salary and bonus and the continuation of benefits for the longer of the remaining term of the agreement or twelve months, offset by any other compensation the executive earns during this period.

MAFCO WORLDWIDE PENSION PLAN FOR SALARIED EMPLOYEES

         The following table sets forth information concerning the estimated annual pension benefits payable to Messrs. Taub and Grace. A portion of the benefits will be paid under the Mafco Worldwide Corporation Replacement Defined Benefit Pension Plan (the "Salaried Pension Plan"), a portion will be paid under an insurance contract issued by the John Hancock Life Insurance Company providing for annuities (the "Annuities") payable to participants in a prior pension plan sponsored by Mafco Worldwide and a portion will be paid under the Mafco Worldwide Corporation Benefit Restoration Plan (the "Restoration Plan"). Participants in the Salaried Pension Plan generally include participants under the prior plan and certain salaried employees who are at least age 21 and credited with at least one thousand hours of service in any Plan Year (as defined in the Salaried Pension Plan) since the date such employee commenced employment.

         Benefits to participants vest fully after five years of service and such benefits are determined primarily by a formula taking into account an average final compensation determined by averaging the three consecutive completed calendar years of greatest compensation earned during the participant's service to Mafco Worldwide and the number of years of service attained by the individual participants. Benefits are subject to the maximum limitations imposed by federal law on pension benefits. The annual limitation in 2002 was $160,000 based on a maximum allowable compensation of $200,000. Such compensation is composed primarily of regular base salary, bonus and employers' contributions to qualified deferred compensation plans. Subject to certain restrictions, participants may make voluntary after-tax contributions of up to ten percent of their aggregate compensations. Any such voluntary contributions are fully vested and nonforfeitable at all times.

         Mafco Worldwide established the Restoration Plan, which was designed to restore retirement benefits to those employees whose eligible pension earnings are limited to $160,000 under regulations enacted by the Internal Revenue Service. Under the Restoration Plan, maximum eligible pension earnings are limited to $500,000. The Restoration Plan is not funded; all other vesting and payment rules follow the Salaried Pension Plan.

         The following table shows estimated aggregate annual benefits payable upon retirement under the Annuities, the Salaried Pension Plan and the Restoration Plan:


            HIGHEST
           CONSECUTIVE                         ESTIMATED ANNUAL STRAIGHT LIFE ANNUITY BENEFITS AT
           THREE YEAR                          RETIREMENT WITH INDICATED YEARS OF CREDITED SERVICE
            AVERAGE                            ---------------------------------------------------
          COMPENSATION
          -------------                   15              20              25              30              35
                                          ---             ---             ---             ---             ---
             $125,000                  $ 31,304         $41,739        $ 52,174        $ 52,174        $ 52,174
              150,000                    38,804          51,739          64,674          64,674          64,674
              175,000                    46,304          61,739          77,174          77,174          77,174
              200,000                    53,804          71,739          89,674          89,674          89,674
              225,000                    61,304          81,739         102,174         102,174         102,174
              250,000                    68,804          91,739         114,674         114,674         114,674
              300,000                    84,304         111,739         139,674         139,674         139,674
              400,000                   113,804         151,739         189,674         189,674         189,674
              450,000                   128,804         171,739         214,674         214,674         214,674
             500,000+                   143,804         191,739         239,674         239,674         239,674


Benefits shown above reflect the straight life annuity benefit form of payment for employees, assume normal retirement at age 65 and reflect the deduction for Social Security amounts, but do not reflect the offset for the actuarial equivalent of the benefit derived from the employer contribution account in the 401(k) Plan.

         As of December 31, 2002, credited years of service for Mr. Taub was 27 years and for Mr. Grace, 25 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file such forms for a specified fiscal year, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2002.

COMMON STOCK PERFORMANCE

         The graph and table set forth below present a comparison of cumulative stockholder return through December 31, 2002, assuming reinvestment of dividends, by an investor who invested $100 on December 31, 1997 in each of (i) the Common Stock, (ii) the S & P 500 Composite Index (the "S & P 500 Index") and
(iii) a peer group composed of the companies in the Dow Jones Food Index.


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                       COMPANY COMMON STOCK, THE S & P 500
                       INDEX AND THE DOW JONES FOOD INDEX



[GRAPHIC OMITTED]




Value of Initial Investment     12/31/97  12/31/98   12/31/99  12/31/00   12/31/01   12/31/02
---------------------------     --------  --------   --------  --------   --------   --------
M & F Worldwide Corp.           $100.00    $102.55    $51.59    $39.49     $43.82     $55.03
S&P 500 Index                   $100.00    $128.58   $155.63    $141.46   $124.65     $97.10
Dow Jones Food Index            $100.00    $98.56     $80.33    $101.66   $110.72    $111.16

                         INDEPENDENT PUBLIC ACCOUNTANTS


         The Audit Committee has selected Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

         Ernst & Young LLP representatives will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         AUDIT SERVICES. The aggregate fees and expenses billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's 2002 financial statements and reviews of the financial statements included in the Company's Forms 10-Q for 2002 and 2001 were $523,000 and $501,200, respectively. Audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally.

         AUDIT RELATED SERVICES. The aggregate fees and expenses billed to the Company by Ernst & Young LLP for audit-related services rendered in 2002 and 2001 to the Company were $105,600 and $94,950, respectively. Audit related services include employee benefit plan audits and reviews not required for the audit of the consolidated financial statements.

         TAX SERVICES. The aggregate fees and expenses billed to the Company by Ernst & Young LLP for tax services rendered in 2002 and 2001 to the Company were $39,500 and $93,300, respectively. Tax services include tax planning and tax advice.

         ALL OTHER SERVICES. The aggregate fees and expenses billed to the Company by Ernst & Young LLP for all other services rendered in 2002 and 2001 to the Company were $12,000 and $11,500, respectively. All other services include work related to the proxy statement disclosures.

         AUDITOR INDEPENDENCE. The Audit Committee considered whether any non-audit services provided to the Company by Ernst & Young LLP were compatible with maintaining the auditors' independence from management and the Company. It has been the policy of the Audit Committee to approve in advance the plan and a maximum allowable cost for the audit of the Company's financial statements. The Audit Committee has also adopted a policy of approving in advance for each calendar year a budget, submitted by management, for audit-related services, tax services and other services expected to be rendered during the year by the Company's auditors. Any expenditure in excess of the approval limits for approved services, and any engagement of the auditors to render services in addition to those previously approved, requires approval by the Audit Committee. The Audit Committee approved the audit plan and fees for the Company's 2002 financial statements and the non-audit services expected to be provided to the Company in 2003 by Ernst & Young LLP.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth as of March 31, 2003, the total number of shares of Common Stock beneficially owned, and the percent of Voting Stock so owned, by each director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all directors and officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.


                                            Amount and Nature
                                              of Beneficial             Percent of
Name                                           Ownership(a)             Voting Stock
----                                        -----------------           ------------
Mafco Consolidated Group Inc.                      6,648,800(b)             36.69%
  35 East 62nd Street
  New York, NY  10021

Dimensional Fund Advisors Inc.                     1,331,000                 7.35%
  1299 Ocean Avenue
  Santa Monica, CA  90401

Philip E. Beekman                                     10,900                 *
Jaymie A. Durnan                                         500                 *
Theo W. Folz                                         535,000                 2.86%
Howard Gittis                                        146,000                 *
Peter W. Grace                                        81,666                 *
J. Eric Hanson                                       262,500                 1.42%
Ed Gregory Hookstratten                                    0                 *
Paul M. Meister                                       72,416                 *
Ronald O. Perelman                                   500,000                 2.69%
Barry F. Schwartz                                      5,000                 *
Todd J. Slotkin                                        5,000                 *
Bruce Slovin(c)                                       10,410                 *
Stephen G. Taub                                      433,333                 2.34%
All directors and executive officers               8,711,525                43.75%
  as a group (13 persons)(d)

*     Less than 1%.

(a) Includes Common Stock and options on Common Stock exercisable within 60 days. Of the shares of Common Stock shown for each individual listed, the following amounts represent options exercisable within 60 days: Mr. Folz - 525,000; Mr. Hanson - 250,000; Mr. Perelman - 500,000; Mr. Taub - 433,333;
      Mr. Grace - 81,666.

(b) All of such shares of Common Stock are indirectly owned by Mr. Perelman through Mafco Holdings and aggregate 36.7% of the outstanding Common Stock. The shares so owned and shares of intermediate holding companies are or may from time to time be pledged to secure obligations of Mafco Holdings or its affiliates.

(c) Of the shares owned, 5,000 are held in trust for a minor child. Mr. Slovin disclaims beneficial ownership of such 5,000 shares.

(d) Includes shares of Common Stock indirectly owned by Mr. Perelman through Mafco Holdings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         PANAVISION DISPOSITION. On July 26, 2002, the Company entered into a settlement agreement (the "Settlement Agreement") pursuant to which the parties thereto agreed to settle and dismiss a consolidated derivative and class action, In re M & F Worldwide Corp. Shareholder Litigation (No. 18502), and a derivative action, Furtherfield Partners, et al. v. Ronald O. Perelman (No. 19203), relating to the acquisition by the Company of 7,320,225 shares of common stock, par value $.01 per share, of Panavision (the "Shares"), from PX Holding Corporation, a Delaware corporation ("PX Holding").

         The Delaware Court of Chancery approved the Settlement Agreement on October 1, 2002 and entered a Final Order and Judgment in Civil Action No. 18502 on that date, and a Final Order and Judgment in Civil Action No. 19203 on October 28, 2002. The terms of the Settlement Agreement required the parties thereto to undertake certain actions (as described below) within ten business days of Final Approval of the Settlement Agreement, as that term is defined therein. As no party to Civil Action Nos. 18502 and 19203 filed an appeal, Final Approval occurred on November 27, 2002.

         In connection with the Settlement Agreement, on December 3, 2002 (the "Closing Date"), PX Holding, the Company and PVI Acquisition Corp., a Delaware Corporation ("PVI Acquisition") and a direct wholly owned subsidiary of the Company, entered into a letter agreement, pursuant to which PX Holding purchased the Shares from PVI Acquisition for an aggregate consideration consisting of (i) 1,500,000 shares of Common Stock, (ii) 6,182,153 shares of Series B Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share of the Company ("M & F Worldwide Series B Preferred Stock"), and (iii) $80,000,000 in cash. In addition, on the Closing Date, Mafco Holdings and the Company entered into a letter agreement, pursuant to which Mafco Holdings Inc., a Delaware corporation ("Mafco Holdings"), delivered 666,667 shares of M & F Worldwide Series B Preferred Stock to the Company in exchange for (i) 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision (the "Panavision Series A Preferred Stock"), and (ii) $976,250 in cash.

         In addition, the following agreements were also entered into in connection with the Settlement Agreement:

                  (i) The Company and Panavision entered into a letter agreement, dated as of the Closing Date, terminating the Registration Rights Agreement, dated as of June 5, 1998, as amended on December 21, 2001, between such parties (formerly between Panavision and PX Holding), pursuant to which the Company had received registration rights with regard to the Shares and certain shares of Panavision Series A Preferred Stock

                  (ii) The Company and PX Holding entered into a letter agreement, dated as of the Closing Date, terminating the Registration Rights Agreement, dated as of April 19, 2001, as amended on December 21, 2001, between such parties, pursuant to which PX Holding had received registration rights with regard to certain shares of Common Stock and M & F Worldwide Series B Preferred Stock;

                  (iii) The Company and Mr. Perelman entered into a letter agreement (the "M & F Worldwide-Perelman Termination Agreement"), dated as of the Closing Date, terminating the letter agreement, dated as of April 19, 2001, between such parties;

                  (iv) The Company and Mafco Holdings entered into a letter agreement, dated as of the Closing Date, terminating the letter agreement, dated as of April 19, 2001, between such parties;

                  (v) The Company and Panavision entered into a letter agreement, dated as of the Closing Date, terminating any obligations relating to the letter, dated as of April 19, 2001, between such parties;

                  (vi) The Company and Mafco Holdings entered into a letter agreement, dated as of the Closing Date, terminating the letter agreement, dated as of June 27, 2002, between such parties. The letter agreement had given the Company an option, no part of which was exercised, to purchase from Mafco Holdings 39,199 shares of Panavision's Series B Cumulative Pay-In-Kind Preferred Stock and $78,355,000 principal amount of Panavision's 9-5/8% Senior Subordinated Discount Notes;

                  (vii) The Company and Mafco Holdings entered into a letter agreement, dated as of the Closing Date, pursuant to which Mafco Holdings purchased from the Company for in $6,700,000 cash a $6,700,000 promissory note issued by Panavision to the Company, as the purchase price for Panavision's acquisition of Las Palmas Productions, Inc. ("Las Palmas") from the Company on July 2, 2002;

                  (viii) The Company, Mafco Holdings and Panavision entered into an amendment ("Amendment No. 1") to the Instrument of Assignment and Assumption, dated as of July 1, 2002, by and between the Company and Panavision (the "Instrument of Assignment and Assumption"). Pursuant to the Instrument of Assignment and Assumption, which was entered into in connection with the sale by the Company to Panavision of Las Palmas, the Company agreed to indemnify Panavision for any liability, including deferred purchase price, to the former shareholders of Las Palmas in connection with their sale of Las Palmas to the Company in 2001. Pursuant to Amendment No. 1, the Company, Mafco Holdings and Panavision amended the Instrument of Assignment and Assumption to make Mafco Holdings a co-indemnitor of the Company with respect to any liabilities to the former shareholders of Las Palmas; and

                  (ix) The Company, Mafco Holdings and Pneumo Abex entered into a letter agreement pursuant to which Mafco Holdings purchased from Pneumo Abex $11,420,000 principal amount of 9-5/8% Senior Subordinated Discount Notes Due 2006 of Panavision on which there was approximately $372,498 of accrued and unpaid interest, for an aggregate purchase price of $4,735,798 in cash.

         Upon the closing of the transactions described above, the Company canceled the Certificate of Designations, Powers, Preferences and Rights of the M & F Worldwide Series B Preferred Stock.

         LAS PALMAS DISPOSITION. In July 2001, the Company purchased all of the capital stock of Las Palmas, which operated EFILM, a provider of digital processing services to the motion picture and television industries. From that date through July 1, 2002, Panavision operated EFILM pursuant to various agreements with Las Palmas. Pursuant to those agreements, Las Palmas (i) subleased the real estate used in the business to Panavision, (ii) leased the property and equipment used in the business to Panavision on a month-to-month basis, (iii) seconded all of Las Palmas' employees to Panavision until July 2, 2008 or such later date mutually agreed upon, and (iv) granted to Panavision until July 2, 2008 a worldwide, nonexclusive license to certain technology and intellectual property to be used solely in connection with servicing customers, which automatically renewed for successive one year terms unless prior written notice was provided by a party (collectively, the "EFILM Agreements"). In addition to monthly payments, the EFILM Agreements required that Panavision pay the Company a one-time cash payment equal to the greater of (a) 90% of the average annual EBITDA (as defined in the EFILM Agreements) of the EFILM business over a two-year Incentive Period (as defined in the EFILM Agreements) or (b) $1.5 million, such payment to occur no earlier than 2004 and no later than 2007. On July 2, 2002, Panavision purchased the capital stock of Las Palmas from the Company in exchange for a promissory note in the principal amount of $6.7 million plus interest at 10% per annum, payable on the earlier to occur of (a) September 30, 2005 or (b) a refinancing of Panavision's bank credit facilities. The EFILM Agreements were terminated. In connection with its purchase of Las Palmas, Panavision entered into an Instrument of Assignment and Assumption with the Company, indemnifying the Company with respect to liability, including deferred purchase price, to the former shareholders of Las Palmas in connection with their sale of Las Palmas to the Company in 2001. Panavision also assumed all liabilities and obligations of the Company under the Non-competition Agreement dated July 2, 2001 by and among the Company, the former shareholders of Las Palmas and Las Palmas.

         PANAVISION/COMPANY TAX SHARING AGREEMENT. For the period from April 19, 2001 through December 3, 2002, Panavision, for federal income tax purposes, was included in the affiliated group of which the Company is the common parent (the "M&F Worldwide Group"), and Panavision's federal taxable income was included in such group's consolidated tax return filed by the Company. Panavision was also included in certain state and local tax returns of the Company or its subsidiaries for that period. As of April 19, 2001, Panavision and certain of its subsidiaries and the Company entered into a tax sharing agreement (the "Panavision/Company Tax Sharing Agreement"), pursuant to which the Company agreed to indemnify Panavision against federal, state or local income tax liabilities of the M&F Worldwide Group for taxable periods beginning on or after April 19, 2001 during which Panavision or a subsidiary of Panavision was a member of such group. Pursuant to the Panavision/Company Tax Sharing Agreement, for all taxable periods beginning on or after April 19, 2001 and ending December 3, 2002, Panavision was obligated to pay to the Company amounts equal to the taxes that Panavision would otherwise have to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which is attributable to Panavision), except that Panavision was not entitled to carryback any losses to taxable periods ending prior to April 19, 2001. No payments were required under the Panavision/Company Tax Sharing Agreement as Panavision had sufficient net operating loss carryforwards to offset its taxable income. The Panavision/Company Tax Sharing Agreement will continue in effect after December 3, 2002 only as to matters such as audit adjustments and indemnities.

         ABEX MERGER/TRANSFER AGREEMENT. In connection with the merger on June 15, 1995 of Abex, Inc. ("Abex"), currently known as Mafco Consolidated, and a wholly owned subsidiary of Mafco Holdings (the "Abex Merger") and the related transfer (the "Transfer") to a subsidiary of Mafco Consolidated of substantially all of Abex's consolidated assets and liabilities, with the remainder being retained by the Company, the Company, a subsidiary of Abex, Pneumo Abex and certain other subsidiaries of the Company entered into a Transfer Agreement (the "Transfer Agreement"). Under the Transfer Agreement, substantially all of Abex's consolidated assets and liabilities, other than those relating to its Abex NWL Aerospace Division ("Aerospace") were transferred to a subsidiary of Mafco Consolidated, with the remainder being retained by Pneumo Abex. The Transfer Agreement provides for appropriate transfer, indemnification and tax sharing arrangements, in a manner consistent with applicable law and existing contractual arrangements.

         The Transfer Agreement requires such subsidiary of Mafco Consolidated to undertake certain administrative and funding obligations with respect to certain asbestos claims and other liabilities, including environmental claims, retained by Pneumo Abex. The Company will be obligated to make reimbursement for the amounts so funded only when amounts are received by the Company under related indemnification and insurance arrangements. Such administrative and funding obligations would be terminated as to asbestos products claims in the case of a bankruptcy of Pneumo Abex or the Company or of certain other events affecting the availability of coverage for such claims from third party indemnitors and insurers. In the event of certain kinds of disputes with Pneumo Abex's indemnitors regarding their indemnities, the Transfer Agreement permits the Company to require such subsidiary to fund 50% of the costs of resolving the disputes. The Transfer Agreement further provides that Mafco Consolidated will indemnify the Company with respect to all environmental matters associated with Abex's former operations to the extent not paid by third party indemnitors or insurers, other than the operations relating to Aerospace which was sold to Parker Hannifin Corporation in 1996.

         COMPANY/MAFCO CONSOLIDATED REGISTRATION RIGHTS AGREEMENT. In connection with the Abex Merger, Mafco Consolidated and the Company entered into a registration rights agreement (the "Company/Mafco Consolidated Registration Rights Agreement") providing Mafco Consolidated with the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated all or a portion of the issued and outstanding Common Stock, if any, retained (the "Retained Shares") by Mafco Consolidated in the Abex Merger (the "Registrable Shares"). Such demand rights are subject to the conditions that the Company is not required to (i) effect a demand registration more than once in any 12 month period, (ii) effect more than one demand registration with respect to the Retained Shares, or (iii) file a registration statement during periods (not to exceed three months) (a) when the Company is contemplating a public offering, (b) when the

Company is in possession of certain material non-public information, or (c) when audited financial statements are not available and their inclusion in a registration statement is required. In addition, and subject to certain conditions described in the Company/Mafco Consolidated Registration Rights Agreement, if at any time the Company proposes to register under the Securities Act an offering of Common Stock or any other class of equity securities, then Mafco Consolidated will have the right to require the Company to use its best efforts to effect the registration under the Securities Act and the securities or blue sky laws of any jurisdiction designated by Mafco Consolidated of all or a portion of the Registrable Shares as designated by Mafco Consolidated. The Company is responsible for all expenses relating to the performance of, or compliance with, the Company/Mafco Consolidated Registration Rights Agreement except that Mafco Consolidated is responsible for underwriters' discounts and selling commissions with respect to the Registrable Shares being sold. In subsequent amendments to the Company/Mafco Consolidated Registration Rights Agreement, the Company has agreed that shares of Common Stock acquired from time to time by Mafco Consolidated will be treated as "Registrable Shares."

         AFFILIATE ACCOUNTING. During fiscal 2002, the three executive officers of the Company were executives of Mafco Holdings. Such executive officers were not compensated, directly or indirectly, by the Company. Accordingly, in accordance with Staff Accounting Bulletin 79, "Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)," the value of the services provided by such officers to the Company in the amount of $1.5 million is reflected in the consolidated financial statements of the Company as compensation expense and a corresponding increase to paid-in-capital. Neither Mafco Holdings nor any of such executive officers received any payment from the Company in connection with its recognition for accounting purposes of such $1.5 million of compensation expense.

         The Company participates in Mafco Holdings' directors and officers insurance program, which covers the Company as well as Mafco Holdings and its other affiliates. The limits of coverage are available on aggregate losses to any or all of the participating companies and their respective directors and officers. The Company reimburses Mafco Holdings for its allocable portion of the premiums for such coverage, which the Company believes is more favorable than the premiums the Company could secure were it to secure stand alone coverage. At December 31, 2002, the Company has recorded prepaid expenses, other assets, accrued liabilities and other liabilities of $1.7 million, $6.4 million, $3.0 million and $5.5 million relating to the financing of the directors and officers insurance program.

                             ADDITIONAL INFORMATION

         The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, M & F Worldwide, 35 East 62nd Street, New York, New York 10021. Each such request must set forth a good faith representation that, as of the Record Date, March 24, 2003, the person making the request was a beneficial owner of Common Stock entitled to vote. In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.


                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 2004 must transmit that proposal (along with his or her name, address, the number of shares of Common Stock that he or she holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such Common Stock through the date of the 2004 meeting) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, M & F Worldwide Corp., 35 East 62nd Street, New York, New York 10021, not later than November 30, 2003. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the above address by March 24, 2004. The Company's By-laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-laws, not later than March 24, 2004 and not earlier than February 23, 2004.


                                 OTHER BUSINESS

         The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.


April 2, 2003

                                 By Order of the Board of Directors


                                 M & F WORLDWIDE CORP.

                       ANNUAL MEETING OF SHAREHOLDERS OF


                             M & F WORLDWIDE CORP.

                                  May 22, 2003




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



                Please detach and mail in the envelope provided.


---------------------------------------------------------------------------------------------------------------------------------
                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
---------------------------------------------------------------------------------------------------------------------------------


1. To elect as directors of M & F Worldwide Corp. for terms expiring in        2. In their discretion, the proxies are authorized
   2006 and until their successors are duly elected and qualified.                to vote upon such other business as may properly
                                      NOMINEES                                    come before the meeting or any adjournments
                                                                                  thereof.
 [ ] FOR ALL NOMINEES                 O Rosanne F. Coppola
                                      O Howard Gittis                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
 [ ] WITHHOLD AUTHORITY               O Paul M. Meister                        USING THE ENCLOSED ENVELOPE.
     FOR ALL NOMINEES

 [ ] FOR ALL EXCEPT
     (See instructions below)





INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
-----------  "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O
-------------------------------------------------------------------------------







-------------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that    [  ]
changes to the registered name(s) on the account may not be submitted via this method.
-------------------------------------------------------------------------------

Signature of Stockholder                                Date:         Signature of Stockholder                       Date:
                        ------------------------------       --------                         ---------------------       --------
     NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
           When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.


                             M & F WORLDWIDE CORP.

                                  COMMON STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING TO BE HELD ON MAY 22, 2003

         The undersigned appoints Michael C. Borofsky, Barry F. Schwartz and Todd J. Slotkin, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of M & F Worldwide Corp. ("MFW") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of MFW to be held on May 22, 2003 on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

  THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)